UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
November 17, 2006

THE COMMERCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-13672	04-2599931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Main Street, Webster, Massachusetts 01570
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Commerce Group, Inc.
Form 8-K
November 17, 2006

Section 8. Other Events

    Item 8.01 Other Events

    On November 17, 2006, The Commerce Group, Inc. (the “Company”) issued a press release announcing an amended stock repurchase program. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

    The amended stock repurchase program increased the authorized amount of shares eligible for repurchase to 5,000,000. During the fourth quarter of 2006, the Company repurchased 242,732 shares, which left 1,473,868 shares eligible to be repurchased under the previous program. As a result, the amended program authorized an additional 3,526,132 shares for repurchase.

Section 9. Financial Statements and Exhibits

    Item 9.01 Financial Statements and Exhibits

    (d) Exhibits

Exhibit 99.1    Press Release dated November 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMERCE GROUP, INC. November 17, 2006

By:	/s/ Randall V. Becker
Randall V. Becker
Senior Vice President and Chief Financial Officer